UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 28, 2007
(Date of earliest event reported)

HAUPPAUGE DIGITAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13559	11-3227864
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

91 Cabot Court, Hauppauge, NY 11788
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 434-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2007, Hauppauge Computer Works, Inc. (“HCW”), a wholly-owned subsidiary of Hauppauge Digital, Inc. (the “Company”), executed a Second Amended and Restated Promissory Note (the “Amendment”) to the order of JPMorgan Chase Bank, N.A. (the “Bank”). The Amendment modified the terms and conditions of that certain Promissory Note dated December 1, 2005, executed by HCW and made payable to the order of the Bank.  The Amendment, among other things, authorizes HCW to borrow a principal amount of up to Five Million Dollars ($5,000,000) based upon borrowings made under the Amendment which may be made from time to time by HCW (each, a “Loan”).  The Amendment matures on March 31, 2008 (the “Maturity Date”) and principal payments are due on the Maturity Date, and thereafter on demand.  Until the Maturity Date, Loans made under the Amendment bear interest annually at HCW’s option of (i) the Adjusted Eurodollar Rate (as defined in the Amendment) plus one and 85/100 percent (1.85%) (each, a “Eurodollar Loan”) or (ii) the Prime Rate (as defined in the Amendment) minus one percent (1.0%) (each, a “Prime Loan”).  Interest is payable with respect to each Eurodollar Loan at the end of one month after the date of such Loan (the “Interest Period”), provided that, upon the expiration of the first Interest Period and each Interest Period thereafter, each Eurodollar Loan will be automatically continued with an Interest Period of the same duration, unless HCW notifies the Bank that it intends to convert a Eurodollar Loan to a Prime Loan or if the Bank is prohibited from making Eurodollar Loans, and with respect to each Prime Loan the last day of each calendar month during the term of the Amendment and on the date on which a Prime Loan is converted to a Eurodollar Loan, until such Loan(s) shall be due and payable. Interest due after the Maturity Date shall be payable at a rate of three percent (3.00%) per annum over the Bank’s prime rate.

In connection with the Amendment, the Company has agreed that all of the terms and conditions of (i) the Guaranty of the Company as entered into with the Bank, dated as of December 1, 2005, and (ii) the Share Pledge Agreement among the Company, the Bank and Hauppauge Digital Europe S.à.r.l., a wholly owned subsidiary of the Company, dated as of December 1, 2005, each entered into in connection with the Note, shall remain in full force and effect and apply to the terms and conditions of the Amendment.

The description of the Amendment is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits 10.1

Second Amended and Restated Promissory Note, dated as of February 28, 2007, made payable by Hauppauge Computer Works, Inc. to the order of JPMorgan Chase Bank, N.A. in the original principal amount of Five Million ($5,000,000) Dollars.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAUPPAUGE DIGITAL, INC.

Dated: December 26, 2007	By:	/s/ Gerald Tucciarone
Gerald Tucciarone
Chief Financial Officer